BLACK WARRIOR WIRELINE CORP.

                     EXHIBITS TO CURRENT REPORT ON FORM 8-K

                              FOR NOVEMBER 19, 1996






     (1) Purchase Agreement dated November 19, 1996 between Black Warrior Wireline Corp. and Les Desavedo.

                           PURCHASE AND SALE AGREEMENT

         Agreement made and entered 19th day of November, 1996, between and among BLACK WARRIOR WIRELINE CORP, a Delaware corporation with its principal place of business at 3748 Highway 45, North, Columbus, Mississippi (hereinafter referred to as "Purchaser") and LES DESAVEDO, of 1209 Shipwheel Lane, Gillette, Wyoming 82716 (hereinafter referred to as "Seller") who is the sole shareholder of DYNA JET, INC., a Wyoming corporation (hereinafter referred to as the "Corporation").

         WHEREAS, Purchaser and Seller are the parties to that certain Binding Letter of Intent dated August 20, 1996, relating to the acquisition by Purchaser of certain assets of the Corporation; and

         WHEREAS, the parties desire to amend and further record their agreement and provide for the closing thereof.

         NOW, THEREFORE, the parties agree as follows:


                               I. Sale of Property
                               -------------------

         Subject to the terms and conditions set forth below, and to the payment of the Purchase Price set forth in paragraph 2 herein, the receipt and sufficiency of which is hereby acknowledged, Purchaser agrees to buy and Seller agrees to sell and convey clear and merchantable title to Purchaser, by signature and conveyance of all of the outstanding stock of Dyna Jet, Inc., a Wyoming corporation (hereinafter referred to as the "Corporation"), free and clear of all liens and encumbrances, upon the terms and conditions set forth below. Seller warrants that he holds all of the outstanding stock of the corporation, 2000 shares of common stock.

                               II. Purchase Price
                               ------------------

         2.1 Based on the  Closing  Financial  Exhibit  prepared  in accord with
Article IV hereof, the total purchase price shall be the sum of:

                  (i) $380,000 for the real estate described on Exhibits 2.1(i)(a), herein referred to as "Parcel A" and 2.1(i)(b), herein referred to as "Parcel B", payable pursuant to those certain Secured Promissory Notes (the "Notes") in the amount of $150,000 for Parcel A and $230,000 for Parcel B, copies of which are attached hereto as Exhibits 2.1(i)(c) and 2.1(i)(d); and

                  (ii) The sum of the following items as of the Closing Date, as established and agreed to by the parties through the Closing Financial Exhibit, the amounts shown below being the estimated amounts as of the date of this agreement:

                   Item                                 Estimated Amount

          Cash in Banks                                    $ 40,000.00
          Certificate of Deposit                             12,000.00
          Stocks and Bonds                                   19,000.00
          Money Market (Ins. Proceeds)                       33,000.00
                                                           -----------

                   Subtotal                                 104,000.00

          Less Payables, other than
                   Assumed Payables                         [ 1,000.00]
                                                           ------------

            Net Amount                                     $103,000.00


                  (iii) $261,000, payable in cash at Closing and adjusted as provided herein, for all assets of the corporation "(the Operating Assets") other than those retained pursuant to Section III below, and other than the real estate covered in Section 2.1(i) above and the cash equivalents covered in
Section 2.1(ii) above, and the receivables covered in Section 2.1(iv), below, the Operating Assets to include all of the business assets of the Corporation which Purchaser expects to use in its continued operation, including, but not limited to:

                           (a)       The trade  name  Dynajet,  and all  related
trade names, trademarks, emblems and descriptions related thereto;

                           (b)       All of the  trucks,  equipment,  inventory,
customer lists, books and records, office equipment, shop machinery, testing tools, intellectual properties and rights thereto, whether or not patented or patentable, other vehicles and related assets, including, but not limited to, those assets described on Exhibit 2.1(iii)(b), attached hereto and made a part hereof, together with all other assets used in the operation of Dyna Jet, Inc., except for those assets specifically described in Section III below; and

                  (iv) the sum of the Corporation's receivables as of the Closing Date, which receivables shall be collected by the Corporation and paid to Seller at the end of every month.

                  (v) The assumption by Purchaser of the obligation to fund the Corporation's payment, following closing, of payables up to $20,000 (herein, the "Assumed Payables").


                      III. Assets Retained and Distributed
                      ------------------------------------

         Immediately prior to Closing, the Corporation shall distribute certain assets to Seller. The assets distributed are as follows:

         3.1      Certain vehicles, listed on Exhibit 3.1 hereto.


                          IV. Closing Financial Exhibit
                          -----------------------------

         A Closing Financial Exhibit shall be prepared by Shuck, Marso & Bennett, accountants for the Corporation, of Gillette, Wyoming. The Closing Financial Exhibit shall be in the nature of a balance sheet, reflecting the assets and liabilities of the Corporation as of the Closing Date, and accruing the liabilities of the Corporation, other than liabilities for deferred income taxes, and other than taxes assessed, as to Parcel A, by a Special Assessment District. In preparing the Closing Financial Exhibit, the corporation's accountant shall:

         4.1 Value the assets of the corporation described in Sections 2.1 (i) and 2.1 (iii), hereof, at the amounts stated in Sections 2.1 (i) and 2.1 (iii). These values have been agreed upon by Purchaser and Seller, and shall be used in lieu of the book value of the various assets.

         4.2 List the assets described in Section 2.1 (ii) at the actual amounts as of the Closing Date, and list the receivables at their estimated collectable value.

         4.3 The Financial Exhibit shall reflect an apportionment as of the Closing Date of all liabilities of the Corporation, including, but not limited to:

                  (1)       all trade payables;
                  (2)       all  notes,  which  shall be  scheduled  on  Exhibit
                            "4.3.2";
                  (3)       insurance premiums;
                  (4)       obligations  under  equipment  leasing   agreements,
                            which equipment leasing agreements shall be listed on Exhibit "4.3.4.";
                  (5)       payroll and all payroll taxes;
                  (6)       federal   and   state    income    taxes   for   all
                            jurisdictions; and
                  (7)       franchise and share taxes for all jurisdictions;

         4.4 The accountants shall, based on information supplied by Seller, estimate the liabilities down to the Closing date. There shall be two (2) reconciliations post-Closing, as follows:

                  4.4.1 A reconciliation shall be made as of December 31, 1996, in which the Corporation shall prepare a revised Closing Financial Exhibit, utilizing the same criteria as set forth in Section 4.1 and 4.2 above regarding asset valuation (and disregarding any difference between receivables estimated at Closing and actual collections) but also utilizing actual numbers for liabilities of the Corporation as of the Closing Date, to the extent that same can be determined as of December 31, 1996. This reconciliation shall be completed not later than February 28, 1997. If the liabilities of the Corporation as reflected in the revised Closing Financial Exhibit as of December 31, 1996, are greater than those shown in the Closing Financial Exhibit to be attached hereto as Exhibit "4", the difference shall be paid to Purchaser by Seller, and may be offset by Seller in payment of amounts due under the Notes.

                  4.4.2 The second reconciliation shall be made as of one (1) year following the date of Closing in which the Corporation shall prepare a revised Closing Financial Exhibit, utilizing the same criteria as set forth in
Section 4.3.1 above, but also utilizing actual numbers for liabilities of the corporation as of the Closing date, to the extent that same can be determined as of one (1) year following the Closing Date. This reconciliation shall be completed not later than one (1) year following the date of Closing. If the liabilities of the Corporation as reflected in the revised Closing Financial Exhibit as of one year following closing, are greater than those shown in the Closing Financial Exhibit to be attached hereto as Exhibit "4", such difference, less amounts previously paid Purchaser pursuant to Section 4.4.1, above, shall be paid by Seller to Purchaser, and may be offset by Seller in payment of amounts due under the Notes.


                   V. Warranties and Representations of Seller
                   -------------------------------------------

         Seller hereby give the following warranties to Purchaser, which warranties shall survive Closing:

         5.1 The shares of stock in the Corporation and all assets of the Corporation are free and clear of all liens and encumbrances.

         5.2 Dyna Jet, Inc., and the business that it operates is now, and shall be at Closing, in compliance with all applicable laws and regulations, including without limitation licensing and environmental laws.

         5.3 The financial records and descriptive information relating to the operation of Dyna Jet, Inc., previously furnished to Purchasers, including, without limitation, the tax returns, financial statements, income statements and customer lists, as well as the Closing Financial Exhibit, are true and correct.

         5.4      The   operating   assets of Dynajet  are in good and  workable
condition, ordinary wear and tear accepted.

         5.5 Dyna Jet, Inc., is a corporation, duly organized, validly existing and in good standing under the laws of Wyoming, and is duly qualified to do business and in good standing in all states in which its ownership or leasing of property or the conduct of its business requires it to be so qualified. All of the outstanding capital stock of Dyna Jet, Inc., is validly issued, fully paid and non-assessable. All of such stock is owned by Seller free and clear of any liens. No agreements have been entered into regarding such stock and, without limiting the foregoing, there is no buy-sell agreement or other agreement pursuant to which any party has a preferential right to purchaser such stock. Without limiting the generality of the foregoing, the Corporation has no obligation to issue any stock to any person, including without limitation, Terry Stroud.

         5.6 Seller's execution, delivery or performance of this agreement, including without limitation the execution and completion of any agreement contemplated hereby, will not violate or conflict with any provision of the Corporation's Certificate of Incorporation, Bylaws or other corporate documents, nor will it violate or constitute an event of default, or permit acceleration of any obligations, pursuant to any agreement, including, without limitation, debt agreements, to which the Seller or the Corporation are a party.

         5.7 The Corporation is not party to any contracts calling for the Corporation to either provide or acquire goods or services. Without limiting the generality of the foregoing, there has been no contract or quotation, arrangement or understanding for the future sale of services by the Corporation which extends beyond thirty (30) days.

         5.8 Other than the Employment Agreements called for in Article X hereof, the Corporation is not a party to any labor contracts of any kind, including, without limitation, collective bargaining agreements. There are no compensation plans, pension, and retirement plans, bonus and saving plans, vacation or sick leave plans or policies, or disability plans to which the Corporation is a party. The Corporation maintains group heath insurance coverage on four of its employees; Seller not being covered. The Corporation is party to a profit sharing plan administered by "Benetec", which the Corporation is dissolving. The Corporation has no further liability with respect to said profit sharing plan.

         5.9 The Corporation has filed all tax returns and filings which the Corporation is required to file with the appropriate government agencies, and the information set forth in tax returns is true, correct and complete.

         5.10 There is no litigation, pending or threatened, against the Corporation.

         5.11 Since the inspection of the Corporation's Operating Assets and inventory mutually conducted by Seller, Purchaser and Superior Auctioneers in September, 1996, such assets have been only used in the ordinary course of business, and no such assets have been sold, conveyed, loaned or returned for credit.

         Any amounts due Purchaser (confirmed by mutual agreement of the parties, or by a court of competent jurisdiction) as a result of breach of any warranty may be offset against amounts due under the Notes.

                             VI. Debts, Liabilities
                             ----------------------

         6.1 Prior to Closing, Seller shall pay all of the debts and liabilities incurred in connection with operation of the Corporation prior to 5:00 pm on the Closing Date, except those liabilities shown on the Closing Financial Exhibit. The Corporation shall be responsible for and shall pay all debts and liabilities shown on the Closing Financial Exhibit, together with those debts and liabilities incurred in connection with the business subsequent to 5:00 pm on the Closing Date, none of which shall be the responsibility of Seller.

         6.2 urchaser shall not assume or become liable to Seller, or to any other person, firm, corporation or entity, for any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise. Seller hereby indemnifies the Purchaser from all liabilities and obligations arising from operation of the Corporation prior to 5:00 pm on the Closing Date, including, without limitation, any indebtedness for borrowed money, any liability for taxes (other than deferred income taxes), any liability for goods or services purchased, sold or rendered, or any suit or claim seeking recovery for injury to persons or property resulting from any product or service heretofore sold or rendered by the Corporation, plus reasonable attorney fees; provided that such indemnity shall be secondary to any and all insurance available, including but not limited to insurance purchased by the Corporation prior to Closing and insurance purchased by the Corporation or Purchaser subsequent to Closing. Purchaser agrees to indemnify Seller from and against any and all claims, damages, losses, charges, liability and expenses, including reasonable attorney fees, imposed upon the Seller but arising out of or resulting from Purchaser's operation of the Corporation from and after 5:00 p.m. on the Closing Date; provided that such indemnity shall be secondary to any and all insurance available, including but not limited to insurance purchased by the Corporation prior to Closing and insurance purchased by the Corporation or Purchaser subsequent to Closing. Purchaser agrees to maintain, or cause the Corporation to maintain, continuous CGL coverage for at least four (4) years following the Closing Date.

                                  VII. Closing
                                  ------------

         Closing shall occur on November 19, 1996, Mountain Standard Time (the "Closing Date"). At Closing:

         7.1      Seller shall deliver to Purchaser the following:

                  (i) the original stock certificates covering all of the outstanding stock of the Corporation, fully endorsed to Purchaser, together with an assignment separate from certificate covering all outstanding stock.

                  (ii)     Certificates of title to all rolling stock.

                  (iii) A commitment for title insurance covering Parcels A and B, showing same to be free and clear of all liens and encumbrances.

                  (iv) appropriate corporate authorization by the Shareholders and Board of Directors of Dyna Jet, Inc., approving and authorizing this Agreement and all matters contemplated hereby;

                  (v) the Employment Agreements described in Section 10 hereof, fully executed by Seller; and

                  (vi) such other documents and agreements as are reasonably required, in the opinion of Purchaser's counsel, to complete the transaction contemplated hereby.

         7.2      At Closing, Purchaser shall deliver to Seller the following:

                  (i)      The Purchase Price;

                  (ii)     The Secured Promissory Notes, and the Mortgages;

                  (iii)    Execution of the Employment  Agreement referred to in
                           Section 10;

                  (iv) such other documents and agreements as are, in the opinion of counsel for Seller, reasonably required to complete the transaction contemplated hereby.


                           VIII. Conditions to Closing
                           ---------------------------

         This Agreement and the Closing thereof is subject to the following conditions:

         8.1 All representations and warranties made by the Seller shall be true and correct as of the Closing Date;

         8.2 Seller shall furnish an opinion of his counsel, running to Purchaser, in the form attached hereto as Exhibit 8.2.

         8.3 The Closing Financial Exhibit shall reflect a combined net operating loss and capital loss for tax purposes, cash basis, for the tax year ended May 31, 1996, of at least $15,600.

         8.4 The Corporation shall have satisfied its obligations to Charles G. Snead ("Snead") pursuant to that certain Stock Redemption Agreement between Snead, Seller and the Corporation dated October 22, 1991, and shall have furnished to Purchaser a release from said Stock Redemption Agreement.

         8.5 Seller shall furnish a Phase I Environmental Report covering Parcels A and B, showing same free of environmental hazards.

         8.6 Seller shall furnish an appraisal, by a qualified appraiser, showing the combined fair market value of Parcels A and B to be not less than $340,000.

         In the event the conditions to closing have not been satisfied by November 15, 1996, then unless extended by mutual agreement of all parties, this Agreement shall terminate, and all parties shall be released from this Agreement with no liability to one another.

                            IX. Access to Information
                            -------------------------

         9.1      Prior to Closing.

         Prior to Closing, Purchaser shall have full and complete access to the Working Assets, along with all offices and facilities of the Corporation and to the Corporation' books and records for the purpose of reviewing same in connection with the transaction contemplated hereby. Should the transaction contemplated hereby not close for any reason whatsoever, Purchaser agrees to maintain the confidentiality of all information gathered during its evaluation of the Corporation' business and the Corporation' assets, unless Purchaser is legally obligated to disclose any such information.

         9.2  Continued Access to Records.

         Purchaser shall preserve for a period of five (5) years after the date of Closing the financial or other records and documents pertaining to the business and will grant Seller such right of reasonable access to such records as may be needed by Seller with respect to any matters pertaining thereto. When requested by Seller, Purchaser shall provide, at Seller' expense, originals or copies of specified documents.


                  X. Employment and Non-Competition Agreements
                  --------------------------------------------

         At or prior to Closing, the Corporation and Les Desavedo shall enter into an Employment Agreement calling for his continued employment by the
Corporation, which Employment Agreement shall include a non-competition agreement, prohibiting competition in the states of Wyoming, Colorado, South Dakota, Montana and New Mexico, which area is deemed reasonable by the parties considering the prior business of Dyna Jet, Inc.

         At or prior to Closing, the Corporation and Todd Fink shall enter into an Employment Agreement calling for his continued employment by the Corporation for a term of three years, which Employment Agreement shall include a non-competition agreement, prohibiting competition in the states of Wyoming, Colorado, South Dakota, Montana and New Mexico, and provide for an initial bonus, to be paid by the Corporation, immediately following closing, of $10,000.

                                XI. No Assignment
                                -----------------

         Neither  this  Agreement,   nor  any  right,   interest  or  obligation
hereunder, may be assigned by either of the parties hereto without the prior written consent of the other party(s).


                           XII. Multiple Counterparts
                           --------------------------

         Any number of counterparts of this Agreement may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same agreement, binding on both the parties notwithstanding that both parties have not signed the same counterpart.


                               XIII. Modifications
                               -------------------

         This Agreement contains the entire agreement between the parties, and there shall be no waiver, modification or change of the terms of this Agreement without the written approval of the parties hereto.


                                  XIV. Captions
                                  -------------

         The titles of the Articles and Paragraphs and the captions of this Agreement have been assigned thereto for convenience and reference only and in no way define, describe, extend, or limit, nor be construed as limiting, defining or affecting the substantive terms, scope or intent of this Agreement.


                  XV. Entire Agreement, Integration, Amendment
                  --------------------------------------------

         This Agreement, together with the accompanying Exhibits attached hereto, constitutes the entire agreement among the parties hereto, as a complete and final integration thereof. All understandings and agreement heretofore had between and among the parties with respect to the subject matter of this Agreement are merged into this Agreement, which alone fully and completely expresses their understandings, and this Agreement supersedes all prior memoranda, correspondence, conversations and negotiations.

         There have been and are no agreements, representations or warranties between the parties other than those set forth or provided herein.

         No representation or warranty made by any party which is not contained in this Agreement or expressly referred to herein has been relied on by any party in entering into this Agreement.


                                  XVI. Notices
                                  ------------

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered upon personal delivery or, if mailed, upon depositing such notice in the United States mail, with first class postage prepaid, and

                           (i)      If to the Purchaser, to:

                                    Black Warrior Wireline Corp
                                    3748 Highway 45, N
                                    Post Office Box 9188
                                    Columbus, Mississippi  39705
                                    Attn:   William L. Jenkins

                           (ii)     If to the Seller, to:

                                    Mr. Les Desavedo
                                    1209 Shipwheel Lane
                                    Gillette, Wyoming  82176

Any party may change the address to which notices are to be delivered to such party, by notice given in accordance with this subparagraph to the other party.


                               XVII. Governing Law
                               -------------------

         The laws of the State of Mississippi shall govern the validity, construction, and interpretation of this Agreement, provided that the laws of Wyoming shall govern the manner of enforcement of the default provisions of this Agreement, the taking of possession of collateral and security, liquidation the same and implementing the escrow provisions of this Agreement.

                              XVIII. Miscellaneous
                              --------------------

         18.1
   Gender, Number. All personal pronouns used in this Agreement shall include all genders, whether used in the masculine, feminine, or neuter gender. Singular nouns and pronouns shall include the plural, as may be appropriate, and vice versa.

         18.2 Severability. All of the terms, provisions, and conditions of this Agreement shall be deemed to be severable in nature. If, for any reason, the provisions hereof are held to be invalid or unenforceable to any extent, to the extent that such provisions are valid and enforceable, a court of competent jurisdiction shall construe and interpret this Agreement to provide for maximum validity and enforceability of this Agreement.

         18.3 Successors. This Agreement shall bind the parties and their heirs, successors, assigns, next of kin, and personal representatives.

         18.4 Construction. This Agreement shall be construed in its entirety according to its plain meaning and shall not be construed against the party who provided or drafted it.

         18.5 Party. The terms party and parties refer to the parties to this Agreement, unless otherwise stated.

         18.6 Subdivision. References to paragraphs, subparagraphs, and like subdivisions are references to such subdivisions of this Agreement, unless otherwise stated.

         18.7      Hereof.  Terms  such  as  "hereof",  "hereto",   "hereunder",
"herein", and the like refer to the entire Agreement and not only to the subdivision in which such terms appear.

                XIX. Warranties and Representations of Purchaser
                ------------------------------------------------

          Purchaser acknowledges that it has inspected the operating assets of the Corporation and will accept possession of such assets without any warranties or representations as to the condition by the Corporation. In other words, Purchaser is accepting such operating assets "as-is, where-is".

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective on the day and date first above written.

                                   PURCHASER:

WITNESS:                           BLACK WARRIOR WIRELINE CORP.



                                   BY:      /s/  W.L. Jenkins
                                        -----------------------------
                                   ITS:     President



WITNESS:                           SELLER




                                   /s/ Les Desavedo
                                   ---------------------------------
                                   LES DESAVEDO